As filed with the Securities and Exchange Commission on May 25, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)
___________________

Maryland	95-4598246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200
Los Angeles, California 90064
(Address, including zip code, of Principal Executive Offices)
___________________

Kilroy Realty
2006 Incentive Award Plan, as Amended
(Full title of the plan)
___________________

Tyler H. Rose
Executive Vice President and Chief Financial Officer
Kilroy Realty Corporation
12200 W. Olympic Boulevard, Suite 200
Los Angeles, California 90064
(310) 481-8400
(Name, address and telephone number, including area code, of agent for service)

COPY TO:
Jeffrey Walbridge, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	900,000	$72.11	$64,899,000	$7,521.79
(1)This Registration Statement covers, in addition to the number of shares of Kilroy Realty Corporation, a Maryland corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Kilroy Realty Corporation 2006 Incentive Award Plan, as amended (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

 (2)Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 22, 2017, as quoted on the New York Stock Exchange.
The Exhibit Index for this Registration Statement is at page 8.

EXPLANATORY NOTE
This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
The Company’s Registration Statements on Form S-8, filed with the Commission on June 28, 2006, September 16, 2009, June 11, 2010, February 9, 2015, and June 10, 2015 (Commission File Nos. 333-135385, 333-161954, 333-167452, 333-201990, 333-204853);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016, filed with the Commission on February 15, 2017 (Commission File No. 001-12675);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2017, filed with the Commission on April 28, 2017 (Commission File No. 001-12675);

(d)
The Company’s Current Reports on Form 8-K, filed with the Commission on January 4, 2017 (with respect to Item 8.01 only), January 10, 2017 (with respect to Items 8.01 and 9.01 only), February 1, 2017, and February 28, 2017 (Commission File No. 001-12675); and

(e)
The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A/A filed with the Commission on June 10, 2005 (Commission File No. 001-12675), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index at page 8, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 25, 2017.

KILROY REALTY CORPORATION
By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John Kilroy, Jeffrey C. Hawken, Tyler H. Rose and Heidi R. Roth, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Kilroy	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2017
John Kilroy
/s/ Tyler H. Rose	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	May 25, 2017
Tyler H. Rose
/s/ Heidi R. Roth	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 25, 2017
Heidi R. Roth
/s/ Edward F. Brennan, PhD	Lead Independent Director	May 25, 2017
Edward F. Brennan, PhD
/s/ Jolie A. Hunt	Director	May 25, 2017
Jolie A. Hunt
/s/ Scott S. Ingraham	Director	May 25, 2017
Scott S. Ingraham
/s/ Gary R. Stevenson	Director	May 25, 2017
Gary R. Stevenson
/s/ Peter B. Stoneberg	Director	May 25, 2017
Peter B. Stoneberg

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Certificate for Common Stock (1)
4.2†	Kilroy Realty 2006 Incentive Award Plan (2)
4.3†	Form of Restricted Stock Award Agreement (3)
4.4†	Kilroy Realty Corporation Form of Stock Option Grant Notice and Stock Option Agreement (4)
4.5†	Form of Restricted Stock Unit Agreement (5)
4.6†	Form of Stock Award Deferral Program Restricted Stock Unit Agreement (5)
4.7†	Form of Performance-Vest Restricted Stock Unit Agreement (6)
4.8†	Form of Restricted Stock Unit Agreement (6)
4.9†	Form of Restricted Stock Unit Agreement for Non-Employee Members of the Board of Directors (6)
4.10†	Form of Performance-Vest Restricted Stock Unit Agreement (7)
4.11†	Form of Restricted Stock Unit Agreement (7)
4.12†	Form of Restricted Stock Unit Agreement for Non-Employee Members of the Board of Directors (7)
5.1*	Opinion of Ballard Spahr LLP
23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP for Kilroy Realty Corporation
23.3*	Consent of Deloitte & Touche LLP for Kilroy Realty, L.P.
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
________________________

*	Filed herewith

†	Management contract or compensatory plan or arrangement

(1)	Incorporated by reference to our Registration Statement on Amendment No. 3 to Form S-11 as filed with the Commission on January 24, 1997 (No. 333-15553).

(2)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on May 23, 2017 (No. 001-12675).

(3)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on February 8, 2007 (No. 001-12675).

(4)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on February 24, 2012 (No. 001-12675).

(5)	Incorporated by reference to our Quarterly Report on Form 10-Q as filed with the Commission on July 31, 2013 (No. 001-12675).

(6)	Incorporated by reference to our Quarterly Report on Form 10-Q as filed with the Commission on May 1, 2014 (No. 001-12675).

(7)	Incorporated by reference to our Quarterly Report on Form 10-Q as filed with the Commission on April 30, 2015 (No. 001-12675).